Exhibit 99.(j)(2)

November 18, 2025

STATE STREET BANK AND TRUST COMPANY

One Congress Street, Suite 1

Boston, MA 02214

Attention: Tim Bias, Managing Director – Custody Operations

Re: Addition of Lord Abbett Flexible Income Funding LLC, Lord Abbett Flexible Income Funding 4 LLC, and Lord Abbett Flexible Income Funding 5 LLC (each, the “New Client”, and collectively, the “New Clients”) to that certain Custody Agreement dated November 14, 2024

Dear Mr. Bias,

Pursuant to Section 29.15, “The Parties; Additional Clients” provision of that certain Custody Agreement dated as of November 14, 2024, by and among State Street Bank and Trust Company (“State Street”) and each entity identified on Appendix A attached thereto (each, the “Client”), as amended, modified, or supplemented from time to time (the “Agreement”), each undersigned New Client hereby requests that State Street act as Custodian for the New Client under the terms of the Agreement, and that Appendix A to the Agreement be deemed amended to add those certain New Clients, severally and not jointly, as set forth on Exhibit A attached hereto, effective as of November 18, 2025 (the Effective Date”). In connection with such request each undersigned New Client hereby confirms, as of the date hereof, its representations and warranties set forth in Section 26.1 and Section 26.2 of the Agreement.

The parties acknowledge and agree that the New Clients may not require all of the Services set forth in the Agreement that are specific to entities registered under the Investment Company Act of 1940.

Please execute the acknowledgment below to evidence your agreement to add the requested entity to the Agreement and return a copy to the New Clients.

[Remainder of Page Intentionally Left Blank]

Information Classification: Limited Access

Sincerely, LORD ABBETT FLEXIBLE INCOME FUNDING LLC LORD ABBETT FLEXIBLE INCOME FUNDING 4 LLC LORD ABBETT FLEXIBLE INCOME FUNDING 5 LLC

By:	LORD ABBETT FLEXIBLE INCOME FUND, acting on behalf of each of the foregoing entities in its capacity as the sole Member and Manager thereof

By: /s/ Randolph A. Stuzin Name: Randolph A. Stuzin Title: Vice President and Assistant Secretary

AGREED AND ACKNOWLEDGED:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Paul Fitzgibbon

Name: Paul Fitzgibbon

Title: Vice President

Date: 11/21/25

Information Classification: Limited Access

Information Classification: Limited Access

EXHIBIT A

List of New Client Entities

Deemed added to Appendix A

Fund Name	Jurisdiction of Formation
Lord Abbett Flexible Income Funding LLC	Delaware
Lord Abbett Flexible Income Funding 4 LLC	Delaware
Lord Abbett Flexible Income Funding 5 LLC	Delaware

Information Classification: Limited Access